Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

among

VNG LIMITED

and

CERTAIN OTHER PERSONS NAMED HEREIN

DATED AS OF [●], 202[x]

REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT, dated as of [●], 202[x], is entered into by and among VNG Limited and the Persons (as defined below) listed on the signature pages hereof under the heading Shareholders (the “Shareholders”). The term “Shareholders” shall each also mean, if any such Person shall have Transferred any of its Company Securities to any of its Permitted Transferees (in each case, as such terms are defined below), such Person and its Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of such Person may be taken at the election of such Person and its Permitted Transferees.

WITNESSETH:

WHEREAS, the parties et alia entered into a shareholders agreement dated as of [●] (the “Prior Agreement”) to govern certain of their rights, duties and obligations in connection with the IPO (as defined below);

WHEREAS, pursuant to Section 7.06 of the Prior Agreement, the Prior Agreement may be amended or otherwise modified by an instrument in writing executed by the Company with approval of the Board (as defined below) and Shareholders holding at least two-thirds of all Class A Shares held by the Shareholders at the time of such amendment (the “Requisite Parties”);

WHEREAS, in connection with the IPO, the Company and the undersigned Shareholders, comprising the Requisite Parties, wish to amend and restate the Prior Agreement in order to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto that the Prior Agreement is hereby amended and restated in its entirety by this Agreement, and the parties further agree as follows:

ARTICLE 1. DEFINITIONS

Section 1.01.    Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no security holder of the Company shall be deemed an Affiliate of the Company or any other security holder of the Company solely by reason of any investment in the Company or the existence or exercise of any rights or obligations under this Agreement or the Company Securities held by such security holder. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing or anything to the contrary in this Agreement, an “Affiliate” of Seletar Investments Pte Ltd means, as of any date, any entity within the “Temasek Group”. “Temasek Group” means Temasek Holdings (Private) Limited (“Temasek Holdings”)’s direct and indirect wholly-owned subsidiaries whose boards of directors or equivalent governing bodies comprise employees or nominees of (i) Temasek Holdings; (ii) Temasek Pte. Ltd., a wholly-owned subsidiary of Temasek Holdings; and/or (iii) wholly-owned subsidiaries of Temasek Pte. Ltd.

“Articles” means, articles of association of the Company, as amended or substituted from time to time.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the Cayman Islands, Vietnam, Singapore or New York City, the British Virgin Islands, the People’s Republic of China and the Hong Kong Special Administrative Region of the People’s Republic of China are authorized by law to close.

“Class A Shares” means the class A shares of a par or nominal value of US$0.000001 each in the issued capital of the Company bearing the rights and being subject to the restrictions and obligations set out in the Articles.

“Company Securities” means (i) Class A Shares, (ii) securities convertible into or exchangeable for Class A Shares, and (iii) any options, warrants or other rights to acquire Class A Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“IPO” means the initial Public Offering.

“Permitted Transferee” means, for a particular Shareholder, any Person that is (i) an Affiliate of such Shareholder, (ii) any Person to whom Company Securities are Transferred from such Shareholder by will or the laws of descent and distribution or by gift without consideration of any kind, provided that such transferee is the spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Shareholder or (iii) a trust that is for the exclusive benefit of such Shareholder or its Permitted Transferees under (ii) above.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, any Class A Shares and any securities issued or issuable in respect of such Class A Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Class A Shares has been declared effective by the SEC and such Class A Shares have been disposed of pursuant to such effective registration statement, (ii) such Class A Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Class A Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Class A Shares not bearing the legend required pursuant to this Agreement and such Class A Shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of Company Securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel at connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.04(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Shareholders, including one counsel for all of the Shareholders participating in the offering selected by the Shareholders holding the majority of the Registrable Securities to be sold for the account of the Shareholders in the offering, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.04(m).

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

Section 1.02.    Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any law include all rules and regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2. REGISTRATION RIGHTS

Section 2.01.    Demand Registration. (a) Subject to Section 2.04, if at any time the Company shall receive a written request from Shareholders holding at least 15% of the Registrable Securities then outstanding (the “Requesting Shareholder”), that the Company effect the registration under the Securities Act of all or any portion of such Shareholders’ Registrable Securities and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) no later than five Business Days after receipt of such request to the other Shareholders and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i)    all Registrable Securities for which the Requesting Shareholders have requested registration under this Section 2.01; and

(ii)    subject to the restrictions set forth in Sections 2.01(e) and 2.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholders that any Shareholders with rights to request registration under Section 2.01 (all such Shareholders, together with the Requesting Shareholders, and any Shareholders participating in a Piggyback Registration pursuant to Section 2.02, the “Registering Shareholders”) have requested the Company to register by request received by the Company within 15 Business Days after such Shareholders receive the Company’s notice of the Demand Registration; all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that, subject to Section 2.01(d) and Section 2.01(g), in no event shall the Company be obligated to effect more than two Demand Registrations or to effect more than one Demand Registration within any six-month period.

(b)    Within 5 Business Days of the expiration of the 15-Business Day-period referred to in Section 2.01(a)(ii), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholders may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

(c)    The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected.

(d)    A Demand Registration shall not be deemed to have occurred:

(i)    unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder); provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, or

(ii)    if the Maximum Offering Size is reduced in accordance with Section 2.01(e) such that less than 66 2/3% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

(e)    If a Demand Registration involves an Public Offering and the managing underwriter advises the Company and the Requesting Shareholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on the marketing of such offering, including the price at which such shares can be sold or the timing, distribution method or probability of success of such offering (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)    first, all Registrable Securities requested to be registered by the Requesting Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each); and

(ii)    second, all Registrable Securities requested to be included in such registration by any other Registering Shareholder or Person, including the Company (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Shareholder).

(f)    Upon notice to each Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 2.01 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days after receipt of the request from the Requesting Shareholders (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholders in writing that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced and were being pursued, or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

(g)    Any period during which the Company has delayed effecting a Registration Statement pursuant to Section 2.01(f) is herein referred to as a “Suspension Period.” If, pursuant to Section 2.01(f), the Company delays or withdraws a Demand Registration requested by the Requesting Holders, the Requesting Holders shall be entitled to withdraw such request and, if so withdrawn, such request shall not count as a registration for purposes of this Article 2. The Company shall provide prompt written notice to the Registering Holders of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to Section 2.01(g)). The Registering Holders receiving such notice shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Shares (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period. In no event shall a Suspension Period or Suspension Periods be in effect for an aggregate of more than 180 days in any calendar year.

(h)    At any time following the consummation of the IPO, upon the request of the Requesting Shareholder, the Company shall use its best efforts to file a “shelf” registration statement (the “Shelf Registration”) with respect to the Registrable Securities on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the SEC) under the Securities Act and to cause such Shelf Registration to become effective and to keep such Shelf Registration in effect until the Shareholders no longer hold any Registrable Securities. Any offer or sale of Registrable Securities pursuant to the Shelf Registration in any Public Offering shall be deemed to be a Demand Registration subject to the provisions of Section 2.01(a). Registrations that are effected pursuant to this Section 2.01(h) but do not involve an Public Offering shall not be counted as demands for registration or registrations effected pursuant to Section 2.01(a) or Section 2.02.

Section 2.02.    Piggyback Registration. (a) If at any time following the IPO the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8, S-4 or F-4, or any successor forms, relating to Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 20 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 2.02 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.02(b). Upon the request of any such Shareholder made within 15 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if such registration involves an Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities on the same terms and conditions provided for in the underwriting or other distribution arrangements approved by the Company and that apply to the Company or the Requesting Shareholders, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b)    If a Piggyback Registration involves an Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(e) shall apply) and the managing underwriter advises the Company and the requesting Shareholders that, in its view, the number of Registrable Securities that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size;

(i)    first, so much of the Registrable Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(ii)    second, all Registrable Securities of a party with rights under Section 2.01 (allocated, if necessary for the offering not to exceed the maximum offering size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each); and

(iii)    third, all Registrable Securities requested to be included in such registration by any Shareholders who do not have Demand Registration Rights pursuant to Section 2.01 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each such Shareholder).

Section 2.03.    Post-IPO Lock-Up Agreements. If requested by the managing underwriters in connection with any Public Offering (other than the IPO), each Shareholder selling Registrable Securities in such Public Offering shall agree to be bound by lock-up agreements substantially in the form of Exhibit B hereto providing that such Holder shall not, directly or indirectly, effect any Transfer (including sales pursuant to Rule 144) of any Class A Shares without prior written consent from the underwriters managing such Public Offering during a period beginning on the date of launch of such Public Offering and ending up to 90 days from and including the date of pricing or such shorter period as reasonably requested by the underwriters managing such Public Offering (the “Lock-Up Period”); provided that (i) the foregoing shall not apply unless the Company shall have caused all directors and executive officers of the Company who hold Class A Shares and all Persons with registration rights with respect to the Company’s securities (whether or not pursuant to this Agreement) to enter into lock-up agreements for the Lock-Up Period and (ii) such Lock-Up Period shall be no longer than and on substantially the same terms as the lock-up period applicable to the Company (or, if applicable, the executive officers and directors of the Company). Each Shareholder agrees to execute a customary lock-up agreement in favor of the underwriters to such effect. The provisions of this Section 2.03 will no longer apply to any Shareholder that would be permitted to sell its Registrable Securities pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder beneficially owns less than 1% of the outstanding Class A Shares.

Section 2.04.    Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 2.01 or Section 2.02, subject to the provisions of such Sections, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a)    The Company shall as expeditiously as possible, but in any event not later than 60 days after the receipt of any such request, prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, provided that the Company shall not be obligated to file any registration statement prior to the earlier of (x) 180 days after the effective date of the registration statement for the IPO and (y) the expiration of the period during which the managing underwriters for the IPO shall prohibit the Company from effecting any other public sale or distribution of Registrable Securities; and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or, in each case, such shorter period in which all of the Registrable Securities of the Shareholders included in such registration statement shall have actually been sold thereunder).

(b)    Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use its reasonable best efforts to comply with such request, provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)    After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and promptly take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)    The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)    The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f)    The Requesting Shareholder shall have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by the Requesting Shareholder of a Demand Registration. The Company shall select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g)    Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Registrable Securities unless and until such information is made generally available to the public. Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)    The Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Registering Shareholder or underwriter, of

(i)    an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

(i)    The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and the requirements of Rule 158 thereunder.

(j)    The Company may require each Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k)    Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend file period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e).

(l)    The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m)    The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 2.05.    Indemnification by the Company. (a) The Company agrees to indemnify and hold harmless each Shareholder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees and partners, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 2.05.

Section 2.06.    Indemnification by Participating Shareholders. Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. No Shareholder shall be liable under this Section 2.06 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 2.07.    Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in Writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (not be unreasonably withheld), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 2.08.    Contribution. If the indemnification provided for in this Article 2 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus, The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Shareholder’s obligation to contribute pursuant to this Section 2.08 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

Section 2.09.    Participation in Public Offering. No Shareholder may participate in any Public Offering hereunder unless such Shareholder (i) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangement approved by the Persons entitled hereunder to approve such arrangement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.10.    Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 2.11.    Cooperation by the Company. If any Shareholder shall Transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder, including making such filings required under the Securities Act and the Exchange Act and the rules and regulations thereunder, and shall provide to such Shareholder written confirmation of compliance with such requirements and such other information as such Shareholder may reasonably request.

Section 2.12.    No Transfer of Registration Rights. None of the rights of Shareholders under this Article 2 shall be assignable by any Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144 or any other available exemption from registration under the Securities Act, provided that the rights of a Shareholder under this Article 2 may be assigned by the Shareholder to any Affiliate thereof that agrees in a customary written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Article 2.

Section 2.13.    No Preferential Participation Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Shareholders holding a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than a subordinate basis after all Shareholders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

ARTICLE 3. MISCELLANEOUS

Section 3.01.    Binding effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Shareholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Section 2.06 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities and (ii) Sections 3.02, 3.05 and 3.06).

(b)    The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holders; provided that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. Except as provided in Section 2.12, the Shareholders may not assign their rights and obligations hereunder.

(c)    Nothing in this Agreement shall confer any rights upon any other person other than the parties hereto and their respective heirs, successors and permitted assigns, and the Contracts (Rights of Third Parties) Law, 2014, shall not confer on any person who is not a party to this Agreement any rights. The consent of any person not a party to this Agreement shall not be required in respect of any amendment, variation or supplement made to this Agreement.

Section 3.02.    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given:

if to the Company to:

VNG Campus

Lot Z06, St. 13, Tan Thuan Dong Ward, District 7

Ho Chi Minh City, Vietnam

Attention: Legal Department

Email: [                ]@vng.com.vn

and if to the Shareholders or any of them, to the address, facsimile and/or e-mail provided beneath their signature to this Agreement,

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.

Any Person that becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

Section 3.03.    Waiver; Amendment; Termination. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by the Company with approval of the Board and Shareholders holding at least two-thirds of all Class A Shares held by the parties hereto at the time of such proposed amendment or termination. In addition, any party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the party against whom the waiver is to be effective.

Section 3.04.    Fees and Expenses. Except as otherwise provided, all costs and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

Section 3.05.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 3.06.    Exclusive Jurisdiction. The parties hereto (i) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the Cayman Islands for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of the Cayman Islands, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Section 3.07.    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 3.08.    Entire Agreement. This Agreement and the Share Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 3.09.    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COMPANY:

VNG Limited

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

THE SHAREHOLDERS

[NOTE: INSERT NAME OF SHAREHOLDER]

By:
Name:
Title:

Notice details for purposes of Section 3.02:

Attention: [●] Email: [●]

with a copy (which copy alone shall not constitute notice) to:

Attention: [●] Email: [●]

[Signature page to Registration Rights Agreement]